BAUM & COMPANY, P.A.

Certified Public Accountants

February 13, 2003

Securities and Exchange Commission

450 Fifth Street

Washington DC 20549

RE:

Viropro, Inc.

File No. 333-06718

Dear Sir/Madam

We have read Item 4 of the Form 8k of Viropro, Inc. dated February 11, 2003 and agree with the statements concerning our Firm contained therein.

Very truly yours

/s/ Baum & Company, PA

Baum & Company, PA

1515 University Drive * Suite 209* Coral Springs, Florida 33071

Tel:  954-752-1712 * 1-888-CPA-3770 * Fax: 954-752-7041 * E-mail: jbaumcpa.com